UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	On May 25, 2011, PulteGroup, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with Roger A. Cregg, Executive Vice President and Chief Financial Officer, in connection with Mr. Cregg’s retirement from the Company. Pursuant to the terms of the Agreement, in exchange for Mr. Cregg signing a general release of claims in favor of the Company, Mr. Cregg will receive (i) a payment in the amount of $1,350,000 and (ii) his 2011 annual bonus, if any, based on the actual performance of the Company for 2011 and prorated through his date of retirement. Mr. Cregg is also entitled, in accordance with the terms of the Company’s Long Term Incentive Program under the 2008 Senior Management Incentive Plan, to the amounts he has already earned in the completed years of the 2009-2011 performance cycle ($547,500), plus an amount for the year 2011 based on the actual performance of the Company and prorated through his date of retirement. The Company and Mr. Cregg have also agreed to amend Mr. Cregg’s outstanding stock option agreements to provide that any stock options that have not yet vested will continue to vest during the term of the option and shall be exercisable by Mr. Cregg with respect to all of the shares of common stock subject to the option as though Mr. Cregg continued employment with the Company on a full-time basis. Any outstanding restricted stock awards held by Mr. Cregg will vest according to the original terms and conditions of the grants pursuant to the governing plans and agreements.

In addition to the foregoing, the Company will pay Mr. Cregg the amount of $22,770 as an allowance for COBRA premiums relating to medical, dental and vision benefits sponsored by the Company.

The Agreement, together with Mr. Cregg’s Confidentiality, Non-Competition and Non-Solicitation Agreement executed on March 23, 2000, which continues in effect following his retirement, also contains various covenants, including covenants relating to non-competition, non-solicitation, confidentiality and cooperation.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Separation Agreement between the Company and Roger A. Cregg, dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: May 27, 2011	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President, General Counsel and Secretary

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